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                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported) December 28, 1999



                                   RENEX CORP.
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             (Exact name of registrant as specified in its charter)

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
                  FLORIDA                                  0-23165                         65-0422087
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(State or other jurisdiction of incorporation)      (Commission File No.)       (IRS Employer Identification No.)
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           201 Alhambra Circle, Suite 800, Coral Gables, Florida 33134
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              (Address of principal executive office and Zip Code)



       Registrant's telephone number, including area code:   (305) 448-2044
                                                           ------------------


                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.  Other Events

         On December 28, 1999, Renex Corp. (the "Company") entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, National Nephrology Associates, Inc., a Delaware corporation ("Parent") and RC Acquisition Corp., a Florida corporation (the "Purchaser"). Purchaser is a subsidiary of Parent. The Merger Agreement contemplates, among other things, that Purchaser will initiate a cash tender offer (the "Offer") for all outstanding shares of the Company's common stock, $.001 par value per share (the "Shares"),at a price of $10.00 per share. The Offer will be subject to certain conditions, including the condition that there will be validly tendered and not withdrawn prior to the expiration of the Offer at least a majority of the Shares outstanding on a fully diluted basis. The Merger Agreement provides that if the Offer is consummated pursuant to its terms and, subject to satisfaction of certain conditions set forth therein, Purchaser will thereafter be merged with and into the Company, with the Company being the surviving corporation (the "Merger"). The Offer is also conditional upon, among other things, the expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and the Parent and Purchaser obtaining financing of the purchase price.

         In addition, each of the Company's executive officers and directors (the "Shareholders") entered into a shareholders agreement dated as of December 28, 1999 with Parent and Purchaser (the "Shareholders Agreement"). Pursuant to the Shareholders Agreement, the Shareholders have agreed to tender all Shares owned (or issuable upon exercise of options and warrants) of record or beneficially by such persons (the "Subject Shares"). Further, such Shareholders have granted Purchaser (or its designee) an irrevocable option (the "Option") to purchase the Subject Shares at a price per share equal to $10.00. The Option may be exercised by the Purchaser in whole, but not in part at any time on or prior to the thirtieth day after termination of the Merger Agreement, provided that the Option shall remain exercisable if the Merger Agreement is terminated under certain circumstances. The Shareholders own of record or beneficially 2,631,239 Shares including Shares issuable upon exercise of options and warrants.

         The foregoing summary does not purpose to be complete and is qualified in its entirety by reference to the complete text of the Merger and Shareholder Agreements, copies of which are filed as Exhibits 2.1 and 2.2 respectively hereto and are incorporated herein by reference.

















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Item 7.  Financial Statements and Exhibits:

         (a)     Not applicable.

         (b)     Not applicable.

         (c)     Exhibits.

                 2.1 Agreement and Plan of Merger dated as of December 28, 1999 by and between Renex Corp., National Nephrology Associates, Inc. and RC Acquisition Corp.

                 2.2 Shareholder Agreement dated as of December 28, 1999 by and between National Nephrology Associates, Inc., RC Acquisition Corp. and the shareholders named on Exhibit "A" thereto.

                 99   Press Release




































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                                   SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RENEX CORP., a Florida corporation



DATE:       December 29, 1999            By: /s/ James P. Shea
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                                                      JAMES P. SHEA
                                             President/Chief Executive Officer


































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                                  EXHIBIT INDEX

2.1 Agreement and Plan of Merger dated as of December 28, 1999 by and between Renex Corp., National Nephrology Associates, Inc. and RC Acquisition Corp.

2.2 Shareholder Agreement dated as of December 28, 1999, by and between National Nephrology Associates, Inc., RC Acquisition Corp. and the shareholders named on Exhibit "A" thereto.

99     Press Release







































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